Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Lumenis Ltd.
Yokneam Israel

We hereby consent to the incorporation by reference, in this Post-Effective Amendment No.1 to Registration Statement on Form S-8 (File No. 333-148460), of our report dated April 30, 2007, relating to the consolidated financial statements of Lumenis Ltd. appearing in the Company’s Registration Statement on Form 20-F (File No. 000-27572).

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft

Ziv Haft
BDO member firm

April 2, 2008